Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1; S-3 and S-8 (File Nos. 333-259177; 333-239180 and 333-239180) of our report dated September 28, 2022 relating to the June 30, 2022 consolidated financial statements of Datasea Inc. and Subsidiaries included in its Annual Report on the Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission on September 28, 2022.

/s/ Paris, Kreit & Chiu CPA LLP (formerly known as Benjamin & Ko)

New York, New York

September 28, 2022